SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – April 24, 2009

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-18652710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on July 9, 2008, Central European Distribution Corporation (the “Company”) completed an investment with Lion Capital LLP (“Lion Capital”) and certain of Lion’s affiliates (collectively with Lion Capital, “Lion”) and certain other investors, pursuant to which the Company, Lion and such other investors acquired all of the outstanding equity of the Russian Alcohol Group (“RAG”). In connection with that investment, the Company acquired an indirect equity stake in RAG of approximately 42%, and Lion acquired substantially all of the remainder of the equity of RAG. The agreements governing that investment gave the Company the right to acquire, and gave Lion the right to require the Company to acquire, Lion’s equity stake in RAG (the “Prior Agreement”).

On April 24, 2009, the Company entered into new agreements with Lion to replace the Prior Agreement, which will permit the Company, through a multi-stage equity purchase, to acquire over the next five years (including 2009) all of the equity interests in RAG held by Lion (the “Acquisition”), including (1) a Note Purchase and Share Subscription Agreement between the Company, Carey Agri International – Poland Sp. z o.o., a Polish limited liability company and subsidiary of the Company (“Carey Agri”), Lion/Rally Cayman 2, a company incorporated in the Cayman Islands and the acquisition vehicle used for the original investment (“Cayman 2”), and Lion/Rally Cayman 5, a company incorporated in the Cayman Islands and an affiliate of Lion (“Cayman 5,” and such agreement, the “Note Purchase Agreement”), (2) a Commitment Letter between the Company, Lion Capital, Lion/Rally Cayman 4, a company incorporated in the Cayman Islands and an affiliate of Lion (“Cayman 4”), and Cayman 5 (the “Commitment Letter”), and (3) a Letter of Undertaking between the Company, Carey Agri, Lion Capital, Cayman 4 and Cayman 5 (the “Letter of Undertaking”).

Note Purchase Agreement

The initial stage of the Acquisition, to take place in 2009, is governed by the Note Purchase Agreement. Pursuant to the Note Purchase Agreement, on April 29, 2009, Carey Agri paid to Cayman 5 $13,500,000 million in cash in exchange for certain indirect equity interests in RAG, sold to Cayman 2 the $110,000,000 subordinated exchangeable loan notes issued by an affiliate of Cayman 2 to Carey Agri in connection with the initial investment, and used the proceeds to acquire additional indirect equity of RAG. In addition, (1) the Company will issue to Cayman 5 $17,150,000 million in common stock, par value $0.01, of the Company (“Common Stock”) on the first business day after a registration statement relating to that Common Stock is declared effective by the United States Securities and Exchange Commission as contemplated by the Registration Rights Agreement (as discussed below), and (2) Carey Agri will pay to Cayman 5 $4.25 million in cash on August 14, 2009 (which cash payment may be replaced in whole or in part by an issuance of $5,000,000 in Common Stock under certain circumstances) (all such Common Stock issuable pursuant to (1) and (2), the “Note Share Consideration”). In exchange for this consideration, the Company will receive additional indirect equity interests in RAG. The Company has guaranteed all of the obligations of Carey Agri under the Note Purchase Agreement. Pursuant to the terms of the Note Purchase Agreement, if any issuance of Common Stock pursuant to the Note Purchase Agreement would cause Cayman 5 and its affiliates to own 5% or more of the outstanding Common Stock or voting power of the Company (the “Threshold”), then the issuance of such Common Stock will be deferred until it can be issued without breaching the Threshold. In addition, if any issuance of Common Stock pursuant to the Note Purchase Agreement would result in the Company having issued, in the aggregate in connection with the Acquisition, a number of shares of Common Stock in excess of 20% of the shares of Common Stock outstanding (the “20% Limit”), then the Company will issue that number of shares of Common Stock that will not breach the 20% Limit and, within 90 days thereafter, will deliver the remainder in cash, Common Stock, or a combination thereof, as the Company may elect. After consummating the transactions contemplated by the Note Purchase Agreement, the Company will hold approximately 54% of the equity interests in RAG. A copy of the Note Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and all descriptions of the Note Purchase Agreement herein are qualified by reference thereto.

Commitment Letter

The Commitment Letter confirms the parties’ mutual understandings and agreements with respect to the Acquisition, and sets forth the forms of certain other agreements to be entered into that will govern the various parties’ rights and obligations in connection with the Acquisition, as set forth below. A copy of the Commitment Letter is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference, and all descriptions of the Commitment Letter herein are qualified by reference thereto.

Option Agreement

The Company will enter into an Option Agreement (the “Option Agreement”) with Cayman 4, Cayman 5, a yet-to-be-formed Cayman Islands company that will hold the restructured investment in RAG (“Cayman 6”), and a yet-to-be-formed Cayman Exempted Limited Partnership, of which the Company and Cayman 2 will be limited partners (“Cayman 7”). The Option Agreement will govern the Company’s acquisition of the remaining equity interests in RAG held by Lion over the following four years.

Pursuant to the Option Agreement, Cayman 4 and Cayman 5 will grant to Cayman 7 a series of options entitling Cayman 7 to acquire, subject to the receipt of certain antitrust approvals, the remaining equity interests of RAG held by Lion through Cayman 4 and Cayman 5 (the “Cayman 7 Call Options”). In connection with the exercise of these options, Cayman 7 will receive certain equity interests in RAG, and will pay to Cayman 4 and Cayman 5 consideration as follows: (1) 1,000,000 shares of Common Stock issuable on or within 30 days after October 31, 2009, (2) 1,575,000 shares of Common Stock issuable on June 15, 2010 and $25,330,517 and €22,822,679 payable in cash on or within 30 days after June 30, 2010 ($15,000,000 of which may, at the Company’s election, be replaced with an equivalent amount of Common Stock), (3) $69,083,229 and €62,243,670 payable in cash on or within 60 days after May 31, 2011 ($15,000,000 of which may, at the Company’s election, be replaced with an equivalent amount of Common Stock), (4) 751,852 shares of Common Stock issuable, and $70,019,690 and €63,087,417 payable in cash, on or within 90 days after July 31, 2012, and (5) $69,083,229 and €62,243,670 payable in cash on or within 120 days after May 31, 2013 (subject to reduction by up to $10,000,000, and up to $20,000,000 of which may, at the Company’s election, be replaced with an equivalent amount of Common Stock, in each case based upon the date on which such Cayman 7 Call Option is exercised and consummated) (all such Common Stock issuable pursuant to (1) – (5), above, the “Option Share Consideration”). The amounts of cash payable, and number of shares issuable, are subject to certain adjustments based on the price of one share of Common Stock, and reduction in the event of early payment by the Company, in each case over the course of the Acquisition. The Company also will be able to apply the value of any dividends from RAG, in respect of its and Lion’s equity stakes, to prepayment of the consideration. Upon the consummation of all of the transactions contemplated above, the Company will hold all of the equity interests in RAG previously held by Lion, and will hold substantially all of the equity interests in RAG.

As consideration for Cayman 4 and Cayman 5 granting to Cayman 7 the Cayman 7 Call Options, the Company will, within 30 days after the execution of the Option Agreement, grant to Cayman 4 and Cayman 5 warrants to acquire Common Stock as follows: (1) warrants to acquire, in the aggregate, 1,490,550 shares of Common Stock at an exercise price of $22.11, exercisable on May 31, 2011, (2) warrants to acquire, in the aggregate, 300,000 shares of Common Stock at an exercise prices of $26.00, exercisable on July 31, 2012, and (3) warrants to acquire, in the aggregate, 1,803,813 shares of Common Stock at an exercise prices of $26.00, exercisable on May 31, 2013 (all such warrants, the “Warrants” and all Common Stock issuable pursuant to the exercise of the Warrants, together with the Note Share Consideration and the Option Share Consideration, the “Share Consideration”). Each of the Warrants may be settled, at the Company’s option, in cash or on a net shares basis. A copy of the form of the Warrants is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference, and all descriptions of the Warrants herein are qualified by reference thereto.

In the event the Company does not exercise any of the Cayman 7 Call Options, Cayman 4 and Cayman 5 may require the Company to exercise and consummate all unexercised Cayman 7 Call Options. If the Company fails to exercise and consummate such Cayman 7 Call Option, Cayman 4 and Cayman 5 may require the Company, through Cayman 7, to sell to Cayman 4 and Cayman 5 all of the equity interests of RAG held by the Company. The Company has guaranteed all of the obligations of Cayman 7 under the Option Agreement, and granted Lion security rights over the equity of RAG against any default by, or change in control of, the Company.

Pursuant to the terms of the Option Agreement, if any issuance of Common Stock pursuant to the Option Agreement would cause Cayman 4, Cayman 5 and their affiliates to breach the Threshold, the issuance of such Common Stock will be deferred until it can be issued without breaching the Threshold. A copy of the form of the Option Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference, and all descriptions of the Option Agreement herein are qualified by reference thereto.

Governance Agreement

The Company will enter into a Governance and Shareholders Agreement with Cayman 4, Cayman 5, Cayman 6, Cayman 7, and Lion/Rally Cayman 8, a yet-to-be-formed Cayman Islands company that will be the general partner of Cayman 7 and an affiliate of Lion (the “Governance Agreement”). The Governance Agreement will govern the management of investments in, and ongoing operation of, Cayman 6, and, as a result, the overall management and governance of RAG. The Governance Agreement establishes the Company’s and the other parties’ rights and obligations with respect to their equity investments in Cayman 6, as well as the rights and obligations of Cayman 6, and establishes principles for the management of Cayman 6.

Beginning from the execution of the Governance Agreement, the Company will receive significantly enhanced minority rights in the management of RAG, including approval of dividends, RAG’s business plan and material contracts. The Company will have the right to additional governance rights subject to the receipt of certain antitrust approvals. Once the Company has paid consideration in the aggregate of $230,000,000 to Lion, the Company and Lion will jointly govern RAG as a 50-50 joint venture. Once the Company has paid consideration in the aggregate of $380,000,000 to Lion, the Company will gain sole management control of RAG, and Lion will be granted certain minority rights. The Company has the right to accelerate this process by accelerating the payments it is required to make.

Generally, no shareholder of Cayman 6 may transfer any of its equity in RAG or the legal or beneficial interest therein without the consent of all parties to the Governance Agreement. A copy of the form of the Governance Agreement is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference, and all descriptions of the Governance Agreement herein are qualified by reference thereto.

Letter of Undertaking

The parties entered into the Letter of Undertaking to set out certain of the parties’ mutual understandings and agreements with respect to the Acquisition. Pursuant to the terms of the Letter of Undertaking, Lion’s ability to effect short sales or other similar transactions with regard to Common Stock or Warrants is limited until the final consummation of the Acquisition, subject to certain exceptions. In the event that Lion breaches this obligation, the Company will, in some circumstances, be relieved of any and all of its remaining obligations to issue Common Stock to Lion under the Option Agreement, beginning on the date of such breach. The Letter of Undertaking also limits Lion’s ability to acquire any Common Stock outside of the Acquisition and limits the amount of Common Stock Lion may dispose of on any given day and in certain transactions. A copy of the Letter of Undertaking is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference, and all descriptions of the Letter of Undertaking herein are qualified by reference thereto.

Registration Rights Agreement

The Company also will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with Cayman 4 and Cayman 5, pursuant to which the Company will grant Cayman 4 and Cayman 5 certain registration rights with regard to the Share Consideration. The disclosure required in connection with the Registration Rights Agreement is included in Item 3.02 of this Current Report and is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01 of Form 8-K, the information contained in Item 1.01 of this Current Report is hereby incorporated by reference herein.

Item 3.02.	Unregistered Sale of Equity Securities.

In connection with, and as consideration for, the Acquisition, the Note Purchase Agreement, the Commitment Letter, the Letter of Undertaking, the Option Agreement, and the Governance Agreement, the Company has agreed to issue the Share Consideration to Lion. The Share Consideration was negotiated between the Company and Lion in connection with the negotiation of the Acquisition, the Note Purchase Agreement, the Commitment Letter, the Letter of Undertaking, the Option Agreement, and the Governance Agreement. The offering of the Share Consideration will be made only to persons who are “accredited investors” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Share Consideration will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements of the Securities Act. The Company will rely on the exemption from the registration requirements of the Securities Act set forth under Section 4(2) of the Securities Act and Regulation D thereunder.

In connection with the offering of the Share Consideration, the Company agreed to enter into the Registration Rights Agreement with Cayman 4 and Cayman 5. Pursuant to the Registration Rights Agreement, Cayman 4 and Cayman 5 will agree to certain transfer restrictions on the Share Consideration, and the Company will grant Cayman 4 and Cayman 5 certain registration rights with respect to the Share Consideration. A copy of the form of Registration Rights Agreement is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference, and all descriptions of the Registration Rights Agreement herein are qualified by reference thereto.

Item 7.01.	Regulation FD Disclosure.

On April 24, 2009, the Company issued a press release (the “Release”) announcing, among other things, that the Company had signed binding agreements governing the Acquisition. The Release also announced that the Company is revising full year 2009 net sales guidance and its full year comparable fully-diluted earnings per share guidance. A copy of the Release is furnished herewith as Exhibit 99.1 and incorporated herein by reference. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of business acquired.

The required financial statements of RAG will be filed as part of an amendment to this Current Report on Form 8-K within the time period allowed by Item 9.01(a)(4).

(b)	Pro forma financial information.

The required pro forma financial information will be filed as part of an amendment to this Current Report on Form 8-K within the time period allowed by Item 9.01(b)(2).

(d)	Exhibits

Exhibit No.	Description
4.1	Form of Warrant to acquire shares of common stock of Central European Distribution Corporation.

4.2	Form of Registration Rights Agreement to be entered into by Central European Distribution Corporation, Lion/Rally Cayman 4 and Lion/Rally Cayman 5.

10.1	Note Purchase and Share Sale Agreement, dated April 24, 2009, between Central European Distribution Corporation, Carey Agri International – Poland Sp. z o.o., Lion/Rally Cayman 2 and Lion/Rally Cayman 5.

10.2	Commitment Letter, dated April 24, 2009, between Central European Distribution Corporation, Lion Capital LLP, Lion/Rally Cayman 4 and Lion/Rally Cayman 5.

10.3	Form of Option Agreement to be entered into by Central European Distribution Corporation, Lion/Rally Cayman 4, Lion/Rally Cayman 5, and two other yet-to-be-formed entities.

10.4	Form of Governance and Shareholders Agreement to be entered into by Central European Distribution Corporation, Lion/Rally Cayman 4, Lion/Rally Cayman 5, and three other yet-to-be-formed entities.

10.5	Letter of Undertaking, dated April 24, 2009, between Central European Distribution Corporation, Lion Capital LLP, Lion/Rally Cayman 4 and Lion/Rally Cayman 5.

99.1	Press Release issued by Central European Distribution Corporation on April 24, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Christopher Biedermann
Christopher Biedermann
Vice President and Chief Financial Officer

Date: April 30, 2009

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant to acquire shares of common stock of Central European Distribution Corporation.

4.2	Form of Registration Rights Agreement to be entered into by Central European Distribution Corporation, Lion/Rally Cayman 4 and Lion/Rally Cayman 5.

10.1	Note Purchase and Share Sale Agreement, dated April 24, 2009, between Central European Distribution Corporation, Carey Agri International – Poland Sp. z o.o., Lion/Rally Cayman 2 and Lion/Rally Cayman 5.

10.2	Commitment Letter, dated April 24, 2009, between Central European Distribution Corporation, Lion Capital LLP, Lion/Rally Cayman 4 and Lion/Rally Cayman 5.

10.3	Form of Option Agreement to be entered into by Central European Distribution Corporation, Lion/Rally Cayman 4, Lion/Rally Cayman 5, and two other yet-to-be-formed entities.

10.4	Form of Governance and Shareholders Agreement to be entered into by Central European Distribution Corporation, Lion/Rally Cayman 4, Lion/Rally Cayman 5, and three other yet-to-be-formed entities.

10.5	Letter of Undertaking, dated April 24, 2009, between Central European Distribution Corporation, Lion Capital LLP, Lion/Rally Cayman 4 and Lion/Rally Cayman 5.

99.1	Press Release issued by Central European Distribution Corporation on April 24, 2009.